Exhibit 1.A(8)(b)(xxi)

                   SIXTH AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

     WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by Insurance Company through certain separate accounts (the "Separate Accounts").

     WHEREAS, the various Contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, Insurance Company, Fund, and Underwriter agree as follows:

     1. The Participation Agreement is hereby amended by substituting for the original Schedule A an amended Schedule A in the form attached hereto which adds the Estate Designer Variable Universal Life and the Strategic Benefit Variable Universal Life policies to the list of Contracts funded by the Separate Accounts.

Executed this 29th day of February, 2000.




Security Life of Denver Insurance           Variable Insurance Products Fund II
  Company


BY:/s/ Gary W. Waggoner                     BY:/s/ Robert C. Pozen
   -------------------------------             -----------------------------
   Gary W. Waggoner                            Robert C. Pozen
   Vice President, General Counsel             Senior Vice President
   and Corporate Secretary

                                            Fidelity Distributors Corporation


                                            BY:/s/ Kevin J. Kelly
                                               -----------------------------
                                               Kevin J. Kelly
                                               Vice President

                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account and                 Contracts Funded
Date Established by Board of Directors       By Separate Account
--------------------------------------       -------------------

Security Life Separate Account Al         o   The Exchequer Variable Annuity
(November 3, 1993)                            (Flexible Premium Deferred
                                              Combination Fixed and Variable
                                              Annuity Contract)

Security Life Separate Account Ll         o   First Line (Flexible Premium
                                              Variable (November 3, 1993) Life
                                              Insurance Policy)
                                          o   Strategic Advantage Variable
                                              Universal Life (Flexible Premium
                                              Variable Universal Life Insurance
                                              Policy)
                                          o   FirstLine II Variable Universal
                                              Life (Flexible Premium Variable
                                              Life Insurance Policy)
                                          o   Strategic Advantage II Variable
                                              Universal Life (Flexible Premium
                                              Variable Life Insurance)
                                          o   Variable Survivorship Universal
                                              Life (Flexible Premium Variable
                                              Life Insurance)
                                          o   Corporate Benefits Variable
                                              Universal Life (Flexible Premium
                                              Variable Life Insurance)
                                          o   Estate Designer Variable Universal
                                              Life (Flexible Premium Variable
                                              Life Insurance)
                                          o   Strategic Benefit Variable
                                              Universal Life (Flexible Premium
                                              Variable Universal
                                              Life Insurance Policy)

                                       -2-